UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina	29601
Address of principal executive offices	Zip Code

800.725.2265

Registrant’s telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07. Submission of Matters to a Vote of Security Holders

On August 12, 2015, Palmetto Bancshares, Inc. (the “Company”) held a special meeting of its shareholders (the “Special Meeting”). Of the 12,813,442 shares outstanding and entitled to vote at the Special Meeting, 11,561,884 were present in person or by proxy, and the following matters were voted upon and approved by our shareholders at the Special Meeting:

Proposal		Votes For	Votes Against	Votes Abstained
1.	Approval of the Agreement and Plan of merger dated as of April 22, 2015, by and between United Community Banks, Inc.(“United”) and the Company, under which the Company will merge with and into United.	11,270,512	290,567	805

Proposal		Votes For	Votes Against	Votes Abstained
2.	Approval of a non-binding advisory vote to approve the compensation that certain executive officers of the Company will receive under existing agreements or arrangements with the Company in connection with the merger.	10,898,040	624,247	39,597

A proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies to approve the Merger Agreement was not voted on because the proposal to approve the Merger Agreement had passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/S/ Roy D. Jones
Roy D. Jones
Chief Financial Officer and Treasurer

Date: August 12, 2015